                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement          [_] Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CONSOLIDATED FREIGHTWAYS CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:

        _______________________________________________________________

    2)  Aggregate number of securities to which transaction applies:

        _______________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        _______________________________________________________________

    4)  Proposed maximum aggregate value of transaction:

        _______________________________________________________________

    5)  Total fee paid:

        _______________________________________________________________

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount Previously Paid:

         --------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------

    3)   Filing Party:

         --------------------------------------------------------------

    4)   Date Filed:

         --------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            Notice of Annual Meeting

                                      and

                                Proxy Statement

                         Annual Meeting of Shareholders

                                  May 16, 2000

                 [LOGO OF CONSOLIDATED FREIGHTWAYS CORPORATION]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     CONSOLIDATED FREIGHTWAYS CORPORATION
175 Linfield Drive                                      Telephone: 650/326-1700
Menlo Park, California 94025

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Tuesday, May 16, 2000
                       10:00 A.M., Pacific Daylight Time
        Stanford Park Hotel, 100 El Camino Real, Menlo Park, California

DEAR SHAREHOLDER:

  The Annual Meeting of Shareholders of Consolidated Freightways Corporation ("the Company") will be held at 10:00 A.M., Pacific Daylight Time, on Tuesday, May 16, 2000, to:

  1. Elect two Group 1 directors for a three-year term.

  2. Transact any other business properly brought before the meeting and any adjournment or postponement of the meeting.

  Shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, 175 Linfield Drive, Menlo Park, CA 94025, from May 5, 2000, until the date of the Annual Meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,

                                          /s/ Maryla R. Fitch
                                          MARYLA R. FITCH
                                          Vice President and Secretary
April 17, 2000

                     CONSOLIDATED FREIGHTWAYS CORPORATION

                              175 Linfield Drive
                         Menlo Park, California 94025
                            Telephone: 650/326-1700

                                PROXY STATEMENT

The Annual Meeting

  The Annual Meeting of Shareholders of Consolidated Freightways Corporation will be held on May 16, 2000, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California. At this meeting, shareholders will be asked to elect two directors and to transact such other business as may properly come before the meeting. Shareholders of record at the close of business on March 20, 2000, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. This proxy statement, accompanying proxy and Annual Report of the company are first being sent to shareholders on or about April 17, 2000. The Annual Report is not part of this proxy soliciting material.

Board of Directors' Recommendation

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the two nominees for directors.

Proxy Voting Procedures

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in favor of the two directors nominated. The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters are properly presented, the persons named on the accompanying proxy will vote according to their best judgment.

Voting Requirements

  The holders of a majority of the outstanding shares of Common Stock of the Company must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. The two nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. If a proxy or ballot indicates that a shareholder, broker or other nominee abstains from voting or that shares are not to be voted, the shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast in determining the outcome. Therefore, abstentions and "non-votes" will not affect the outcome of any vote. Votes will be counted by employees of The Bank of New York which has been engaged to act as inspector of elections.

Voting Shares Outstanding

  At the close of business on March 20, 2000, the record date for the Annual Meeting, there were outstanding and entitled to vote 21,368,192 shares of Common Stock. Each share of Common Stock has the right to one vote.

Proxy Voting Convenience

  You are encouraged to exercise your right to vote by returning to the Company a properly executed proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

Revocability of Proxies

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy, in either case to the Secretary of the Company at the Company's principal office, 175 Linfield Drive, Menlo Park, CA 94025; or (3) attend the meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                             ELECTION OF DIRECTORS

          The Board of Directors Recommends a Vote "For" All Nominees

   Pursuant to the Certificate of Incorporation, the Board of Directors of the Company has set the number of Directors of the Company at seven. The Company has three groups of directors, each of whom is elected for a three-year term. Group 2 directors will be elected in 2001 and Group 3 directors will be elected in 2002. Vacancies that occur prior to the expiration of a three-year term may be filled by the remaining directors. All directors have served as directors of the Company since December 2, 1996.

  The following persons are the nominees of the Board of Directors for election as Group 1 directors to serve for a three-year term until the Annual Meeting of Shareholders to be held in the year 2003 and until their successors are duly elected and qualified:

                                G. Robert Evans
                                James B. Malloy

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees should be unable or unwilling to serve.

Nominees for Terms Expiring in 2003

G. Robert Evans -- age 68

  Vice Chairman of the Board and Chief Executive Officer of the Company. Mr. Evans retired from Material Sciences Corporation (continuously processed, coated materials technologies) where he served as chairman from 1991 to 1998. He remains a director of Material Sciences Corporation and is a director of Swift Energy Company. Mr. Evans was Chairman of the Company's Audit Committee throughout 1999. On January 24, 2000, Mr. Evans was elected Vice Chairman of the Board and Chief Executive Officer of the Company, and subsequently resigned from the Audit Committee.

James B. Malloy -- age 72

  Retired Chairman of Smurfit Packaging Company from 1993 to 1998 and President and Chief Executive Officer of Jefferson Smurfit Corporation and its affiliate, Container Corporation of America (integrated multinational paper and packaging manufacturers) from 1980 to 1993. Mr. Malloy is a director of The Jefferson Smurfit Group PLC. He is a member of the Company's Compensation Committee.

Directors with Terms Expiring in 2001

Paul B. Guenther -- age 59

  Retired President of PaineWebber Group, Inc. (a full-service securities firm) from 1994 to 1995 and President of PaineWebber Incorporated (a full-service securities firm) from 1988 to 1995. He is now principally a volunteer executive or director of a number of not-for-profit organizations. He is a member of the Company's Audit Committee.

William D. Walsh -- age 69

  Chairman of Sequoia Associates, LLC (a private investment firm) since 1982. He is Chairman of the Board of the Clayton Group, Inc., Newell Industrial Corporation, and Newell Manufacturing Corporation; and a director of Ameriscape, Inc., Basic Vegetable Products, Inc., Bemiss-Jason Corp., Crown Vantage, Inc., Unova, Inc., and URS Corporation. Mr. Walsh is Chairman of the Board of the Company and a member of the Company's Audit Committee. He served on the Compensation Committee throughout 1999. In February 2000, he moved from the Compensation Committee to the Audit Committee.

Directors with Terms Expiring in 2002

Robert W. Hatch -- age 61

  Chairman and Chief Executive Officer of Cereal Ingredients, Inc. (a specialty ingredient manufacturer, providing fat-free and high fiber products) since 1991. He also served as Chairman of the Board of Chromcraft Revington (a diversified furniture manufacturer) from 1992 to 1993, and Chairman, President, and Chief Executive Officer of Mohasco (a manufacturer of upholstered and case goods furniture) from 1989 to 1992. Mr. Hatch is Chairman of the Company's Compensation Committee.

John M. Lillie -- age 63

  President of Sequoia Associates, LLC (a private investment firm) since 1998. He was Chairman of Specialized Bicycle Components (a manufacturer of premium bicycles and accessories) from 1996 to 1998. He also served as Chairman, President and Chief Executive Officer of American President Companies (a provider of global container transportation) from 1992 to 1995. Mr. Lillie is a director of The Gap, Inc. and Walker Interactive Corporation. Mr. Lillie served on the Company's Audit Committee throughout 1999 and became its Chairman in February 2000.

Raymond F. O'Brien -- age 77

  Chairman Emeritus of CNF Inc. since 1995. He served as President of CNF (a diversified transportation services company), the former parent of the Company, from 1975 through 1988 and as Chief Executive Officer of CNF from 1977 to 1988 and from 1990 to 1991. Mr. O'Brien also served as Chairman of the Board of CNF from 1979 through 1995. Mr. O'Brien is a member of the Company's Compensation Committee.

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock by the directors (including both nominees), the Named Executives (as defined in the Summary Compensation Table below), and by all directors and executive officers as a group, as of February 29, 2000. The beneficial ownership reported below includes all rights to acquire the Company's Common Stock that will or may vest within 60 days after February 29, 2000 and the Common Stock that will be issued under restricted stock awards when the restrictions lapse. Except as noted below, each person has sole voting and investment power (or shares such power with his spouse) over his shares listed below.

                                              Amount and Nature of   Percent of
Name of Beneficial Owner                     Beneficial Ownership(1)  Class(2)
========================                     ----------------------- ----------
Patrick H. Blake............................          179,755(3)         *

W. Roger Curry..............................          442,264(4)        2.05%

G. Robert Evans.............................           37,331(5)         *

Paul B. Guenther............................           42,363(6)         *

Robert W. Hatch.............................           10,530(6)         *

John M. Lillie..............................           32,363(6)         *

James B. Malloy.............................           10,030(6)         *

Raymond F. O'Brien..........................           44,475(6)         *

Thomas A. Paulsen...........................           92,535(7)         *

Stephen D. Richards.........................          132,303(8)         *

William D. Walsh............................          262,721(9)        1.23%

Robert E. Wrightson.........................          141,535(8)         *

All directors and executive officers as a
 group (14 persons).........................        1,553,871(10)       7.06%

--------
  *  Less than one percent of the Company's outstanding shares of Common
     Stock.
 (1) Restricted shares are not issued until restrictions lapse, at which time the holders will have the right to vote and dispose of such stock, unless receipt of the shares is deferred.
 (2) The percent is calculated based on shares of Common Stock outstanding on February 29, 2000, except that a particular person's options (to the extent exercisable within 60 days of February 29, 2000) and restricted stock subject to forfeiture are deemed outstanding for the purpose of calculating the percentage of outstanding securities owned by that person, but are not deemed outstanding for calculating the percentage owned by another person.
 (3) Includes 3,750 options that are exercisable within 60 days of February 29, 2000 and 69,000 restricted shares.
 (4) Includes 100,000 options that are exercisable within 60 days of February 29, 2000 and 130,000 restricted shares.
 (5) Includes 1,563 options that are exercisable within 60 days of February 29, 2000 and 21,667 restricted shares.
 (6) Includes 1,563 options that are exercisable within 60 days of February 29, 2000 and 6,667 restricted shares.
 (7) Includes 1,875 options that are exercisable within 60 days of February 29, 2000 and 47,667 restricted shares. Mr. Paulsen disclaims beneficial ownership of 30 shares that are held by his spouse.

 (8) Includes 2,625 options that are exercisable within 60 days of February 29, 2000 and 54,667 restricted shares.
 (9) Includes 3,125 options that are exercisable within 60 days of February 29, 2000 and 41,667 restricted shares.
(10) Includes 127,003 options that are exercisable within 60 days of February 29, 2000 and 504,670 restricted shares.

                            PRINCIPAL SHAREHOLDERS

  As of February 29, 2000, based solely on the Company's review of Schedules 13D and 13G filed with the Securities and Exchange Commission and the Company's knowledge about the holdings by T. Rowe Price Trust Company, the trustee of the Company's 401(k) plans, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of the Company's Common Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission, except for information provided directly by T. Rowe Price Trust Company.

                                                   Amount and Nature of Percent
Name and Address                                   Beneficial Ownership of Class
----------------                                   -------------------- --------
T. Rowe Price Trust Company.......................      4,548,364(1)      21.3%
 100 East Pratt Street
 Baltimore, MD 21202

Dimensional Fund Advisors Inc.....................      1,494,950(2)       7.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

AXA...............................................      1,470,750(3)       6.9%
 9 Place Vendome
 75001 Paris France

Four Partners.....................................      1,316,250(4)       6.2%
 c/o Thomas J. Tisch
 667 Madison Avenue
 New York, NY 10021

--------
(1) T. Rowe Price Trust Company, the directed trustee under the Company's 401(k) plans (the "Trust Company"), has sole voting power over 0 shares, non-discretionary voting power over 4,548,364 shares, sole dispositive power over 0 shares, and non-discretionary dispositive power over 4,548,364 shares. Under the terms of the Company's agreements with the Trust Company, the Trust Company will vote the Company's shares in accordance with the direction of the participants in the Company's 401(k) plans or, if no instructions are received, in the same proportion as for all other shares of the same plan for which instructions are received. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, the Trust Company is deemed to be the beneficial owner of 4,548,364 shares of the Company's Common Stock. However, the Trust Company disclaims beneficial ownership of such shares.

(2) Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power over 1,494,950 shares.

(3) AXA, through its subsidiaries, Alliance Capital Management, L.P. and AXA Rosenberg (U.S.), has sole voting power over 95,500 shares, shared voting power over 1,350,300 shares, no voting power over 24,950 shares, sole dispositive power over 1,387,950 shares and shared dispositive power over 82,800 shares.

(4) Four Partners has sole voting power and sole dispositive power over 1,316,250 shares. By virtue of their status as managing trustees of the trusts which are the general partners of Four Partners, Andrew H. Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch may be deemed to have indirectly shared power to vote or direct the vote, or to dispose or direct the disposition of, the 1,316,250 shares owned by Four Partners.

         INFORMATION ABOUT THE BOARD OF DIRECTORS AND BOARD COMMITTEES

  During 1999, the Board of Directors held seven meetings. Each director attended at least 75% of the meetings of the Board and the Committees of the Board on which he served.

  The Board of Directors has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee. The Audit Committee held four meetings and the Compensation Committee held three meetings in 1999.

  Audit Committee: The Audit Committee recommends to the Board of Directors the appointment of independent public accountants to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. The members of the Audit Committee are John M. Lillie--Chairman, Paul B. Guenther and William D. Walsh.
G. Robert Evans served on the Audit Committee as its Chairman throughout 1999, resigning from the Committee in February 2000 when he was elected Vice Chairman of the Board and Chief Executive Officer of the Company. Mr. Walsh joined the Committee upon Mr. Evans' resignation.

  Compensation Committee: The Compensation Committee approves the salaries and other compensation of the officers of the Company. The Committee determines the compensation policies and programs for officers and key personnel and incentive compensation for employees of the Company and its domestic subsidiaries. It oversees the administration of the Company's short-term and long-term incentive compensation plans and grants awards under the Company's 1996 Stock Option and Incentive Plan and the 1999 Equity Incentive Plan. The Committee also oversees the administration of the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are Robert W. Hatch--Chairman, James
B. Malloy and Raymond F. O'Brien. William D. Walsh was a member of the Compensation Committee throughout 1999, but resigned in February 2000 when he became a member of the Audit Committee.

                           COMPENSATION OF DIRECTORS

  During 1999, non-employee directors received meeting fees of $1,000 for each Board meeting attended, $500 for each committee meeting attended and $250 for each telephonic meeting attended.

  The Board in late 1999 approved a new schedule for directors' fees for the 2000 fiscal year to provide each director with an annual retainer of $12,000, $2,000 per Board meeting attended, $1,000 per Committee meeting attended, and $500 per telephonic meeting attended. In order to preserve the Company's cash and align the Board's interests even more closely with those of the Company and its shareholders, the Board in 2000 decided, instead of making these payments in cash, to provide equivalent grants of stock bonus shares under the Company's 1999 Equity Incentive Plan. Each director will receive a number of stock bonus shares equal to the total of fees for the quarterly Board and Committee meetings attended and 25% of the annual retainer, divided by the closing price on the day of the Board meeting, rounded to the nearest whole share.

  On December 2, 1996, a restricted stock award of 20,000 shares of the Company's Common Stock was made to each non-employee director, except that the Chairman of the Board received a restricted stock award of 125,000 shares. These grants were intended as part of the directors' compensation for 1997 through 1999. They provided for vesting on the next three anniversary dates of the award provided that the stock traded after each such anniversary date at 20%, 40% and 60%, respectively, higher than the base price of $7.475. The base price represents the average closing price of the Common Stock over the first five trading days after the Company became a publicly-held company on December 2, 1996 following its spin-off from CNF Inc. The first two-thirds of the award have vested and the remaining one-third will vest at such time as the average closing price of the Company's Common Stock reaches or exceeds $11.96 per share for a period of ten consecutive trading days before December 2, 2001.

  On May 11, 1999, each non-employee director of the Company was automatically granted an option to purchase 25,000 shares of the Company's Common Stock under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Also, the Chairman of the Board received an award under the Directors' Plan of an option to purchase an additional 25,000 shares, in recognition of the extra services he performs for the Company. The exercise price of each of these options is $13.00 per share, the closing price of the Company's Common Stock on May 10, 1999, the last trading day prior to the date of grant. Each of these options vests monthly over 48 months, beginning January 31, 2000. Awards are made under the Directors' Plan according to a formula. No additional grants are planned to be made to the current directors under this plan during the four-year vesting period ending December 31, 2003, except that any director who succeeds the current Chairman of the Board prior to December 31, 2003, would be granted an additional option to purchase a pro-rata portion of 25,000 shares, based on the number of full months left from the date of election in the four-year vesting period.


             [This portion of the page intentionally left blank.]

                      COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning compensation of the Company's chief executive officer and the next four most highly compensated executive officers (the "Named Executives") for the three years ended December 31, 1999.

                                Annual Compensation        Long Term Compensation
                              ------------------------ ------------------------------
                                                         Restricted     Securities     All Other
                                    Salary                 Stock        Underlying    Compensation
 Name & Principal Positions   Year    ($)    Bonus ($) Awards ($) (3) Options (#) (4)   ($) (5)
 --------------------------   ---- --------- --------- -------------- --------------- ------------
 W. R. Curry (1)............  1999 $ 467,164        --   $ 421,875        100,000       $ 38,193
  President, Chief Executive  1998   425,880 $ 285,241          --             --         84,547
  Officer & Director          1997   412,048   225,417          --             --         59,521

 P. H. Blake (2)............
  Executive Vice              1999 $ 291,287        --   $ 267,188         60,000       $  9,882
  President--Chief Operating  1998   245,102 $ 123,415          --             --         10,555
  Officer                     1997   231,764   126,790          --             --         13,726

 T. A. Paulsen..............  1999 $ 228,499        --   $  84,375         30,000       $ 11,723
  Senior Vice President--     1998   216,908 $  81,721     374,996             --         15,433
  Operations                  1997   203,008   111,060          --             --         17,485

 S. D. Richards.............  1999 $ 227,442        --   $ 182,813         42,000       $  9,677
  Senior Vice President &     1998   207,288 $ 106,496          --             --         13,929
  General Counsel             1997   199,992   109,409          --             --         15,072

 R. E. Wrightson............  1999 $ 249,013        --   $ 182,813         42,000       $ 16,338
  Senior Vice President &     1998   234,884 $ 125,076          --             --         21,352
  Controller                  1997   234,884   128,497          --             --         18,269

--------
1. Mr. Curry retired from all positions with the Company on January 24, 2000.
2. Mr. Blake was named Chief Operating Officer on May 13, 1999.
3. The Company made the following restricted stock awards on May 12, 1999, under the Company's 1999 Equity Incentive Plan to the Named Executives: Mr. Curry--30,000 shares; Mr. Blake--19,000 shares; Mr. Paulsen--6,000 shares; and Messrs. Richards and Wrightson--13,000 shares each. These awards are contingent on continued employment and on the Company's closing stock price averaging $20 or more per share for ten consecutive trading days any time between May 12, 2000, and May 12, 2002. The value of these awards, as shown in the table above, was calculated using the closing price of the Company's Common Stock on May 12, 1999: $14.0625 per share. On December 31, 1999, using the closing price of $7.94 per share of the Company's Common Stock on the same day, these awards had the following value for each Named
   Executive: Mr. Curry--$238,200; Mr. Blake--$150,860; Mr. Paulsen--$47,640;
   and Messrs. Richards and Wrightson--$103,220 each. On December 31, 1999, these restricted stock awards had not vested and were not transferable.
   On August 12, 1998, the Company granted Mr. Paulsen an award under the Company's 1996 Stock Option and Incentive Plan of 33,333 shares of restricted stock to reflect his promotion to Senior Vice President-- Operations. The value of this award, as shown in the table above, was calculated using the closing price of the Company's Common Stock on August 12, 1998: $11.25 per share. This award is contingent on continued employment and on the Company's closing stock price reaching certain pre-determined levels. 8,333 shares of this award vested when the Company's closing stock price averaged over $14.25 per share for ten consecutive trading days after December 2, 1998. The remaining 25,000 shares will vest if the Company's closing stock price averages $16.625 or more per share over ten consecutive trading days before December 2, 2001.

   The number of unvested restricted stock awards remaining under the 1996 Stock Option and Incentive Plan for each Named Executive is as follows: Mr. Curry--100,000 shares; Mr. Blake--50,000 shares; Messrs. Paulsen, Richards, and Wrightson--41,667 each (with Mr. Paulsen's number including the 25,000 unvested shares described in the previous paragraph). These awards (except for Mr. Paulsen's 25,000 shares described in the previous paragraph) are contingent on continued employment and on the Company's closing stock price averaging $11.96 or more per share over ten consecutive trading days before December 2, 2001. On December 31, 1999, using the closing price of $7.94 per share of the Company's Common Stock on the same day, these awards had the following value for each Named Executive: Mr. Curry--$794,000;
   Mr. Blake--$397,000; and Messrs. Paulsen, Richards, and Wrightson--$330,836 each. On December 31, 1999, these restricted stock awards had not vested and were not transferable.
4. The stock options were granted with an exercise price of fair market value on May 12, 1999, under the 1999 Equity Incentive Plan. Please refer to the "Compensation Committee Report on Executive Compensation" for the terms of the options.
5. For 1999, All Other Compensation consists of the following:
  (a) 401(k) Match: matching contributions in the Company's Common Stock under the Company's Stock and Savings Plan: $2,400 for each Named Executive.
  (b) Deferred Compensation: above market interest credited on deferred compensation: Mr. Curry--$19,598; Mr. Paulsen--$397; and Mr. Wrightson--$4,517.
  (c) Split Dollar Life Insurance: compensation attributable to split dollar life insurance represents the present value of the interest (compounded annually) projected to accrue on the portion of the current year's insurance premium paid by the Company: Mr. Curry--$16,195; Mr. Blake-- $7,482; Mr. Paulsen--$8,926; Mr. Richards--$7,277; and Mr. Wrightson-- $9,421. The portion of the premium payments paid by the Company are recovered by the Company from the cash value of the policy upon the earlier of: (1) the end of the employee's service with the Company other than for retirement or disability, (2) the employee's death, or
      (3) the later of the fifteenth anniversary of the employee's participation in the plan or age 65.

                         II. OPTIONS/SAR GRANTS TABLE

                    Options/SAR Grants in Last Fiscal Year

                     Number of     % of Total                            Grant
                    Securities      Options                               Date
                    Underlying     Granted to    Exercise               Present
                      Options     Employees in     Price     Expiration  Value
      Name        Granted (#) (1) Fiscal Year  ($/Share) (2)    Date      (3)
      ----        --------------- ------------ ------------- ---------- --------
W. R. Curry.....      100,000        14.04%       $14.06     1/24/2003  $798,830

P. H. Blake.....       60,000         8.42%       $14.06     5/12/2004  $479,298

T. A. Paulsen...       30,000         4.21%       $14.06     5/12/2004  $239,649

S. D. Richards..       42,000         5.90%       $14.06     5/12/2004  $335,509

R. E. Wrightson.       42,000         5.90%       $14.06     5/12/2004  $335,509

--------
1. All options vest ratably over 48 months beginning January 31, 2000.
2. Equal to the closing price of the stock on the date of grant.
3. The grant date present value is based upon the Black-Scholes option pricing model using the following assumptions: option exercise price equals the fair market value on the date of the grant; risk-free interest rate, 5.5%; expected life, 5 years; expected volatility, 60%; and expected dividend, 0%. The use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown cannot be realized by the executive. Future compensation resulting from the option grants will ultimately depend on the amount (if any) by which the market price of the stock exceeds the exercise price on the date of exercise.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                            Value of Unexercised
                                    Number of Securities       -in -the Money
                                   Underlying Unexercised        Options at
               Shares                 Options at Fiscal        Fiscal Year End
             Acquired on  Value           Year End              Exercisable/
   Name       Exercise   Realized Exercisable/Unexercisable Unexercisable ($) (1)
   ----      ----------- -------- ------------------------- ---------------------
W. R.
 Curry.....       --        --            0/100,000                  0/0

P. H.
 Blake.....       --        --             0/60,000                  0/0

T. A.
 Paulsen...       --        --             0/30,000                  0/0

S.D.
 Richards..       --        --             0/42,000                  0/0

R.E.
 Wrightson.       --        --             0/42,000                  0/0

--------
1.Based upon the closing price of $7.94 on December 31, 1999.

                            IV. PENSION PLAN TABLE

                     Estimated Annual Retirement Benefits

  The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications, assuming the employee retired at age 65 as of January 1, 2000.

          Average Annual Final Total Earnings                  Years of Plan Participation
         During Highest Five Consecutive Years         --------------------------------------------
            of Last Ten Years of Employment               15       20       25       30       35
         -------------------------------------         -------- -------- -------- -------- --------
   $200,000..........................................  $ 44,740 $ 63,750 $ 82,760 $101,770 $122,240
   $300,000..........................................  $ 69,310 $ 98,560 $127,800 $157,050 $187,770
   $400,000..........................................  $ 93,880 $133,370 $172,850 $212,340 $253,290
   $500,000..........................................  $118,450 $168,180 $217,900 $267,620 $318,810
   $600,000..........................................  $143,030 $202,990 $262,950 $322,910 $384,330
   $700,000..........................................  $167,600 $237,790 $307,990 $378,190 $449,860
   $800,000..........................................  $192,170 $272,600 $353,040 $433,480 $515,380

  Compensation covered for the Named Executives (shown in the "Summary Compensation Table" above) is the highest annual average of the "Salary" and "Bonus" shown in that table over five consecutive years of the last ten years of employment. Retirement benefits shown are payable at or after age 65 in the form of a straight life annuity, calculated using the current level of Social Security benefits. Retirement benefits shown will not be reduced for any Social Security benefits received.

  Federal law places certain limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pension payments that may be paid under federal income tax qualified plans. The Company has adopted a non-qualified plan to provide for payment out of the Company's general funds for benefits not covered by the qualified plan. The table above represents total retirement benefits, which may be paid from a combination of the qualified and non-qualified plans.

  As of December 31, 1999, Messrs. Curry, Blake, Paulsen, Richards and Wrightson had approximately 31, 24, 31, 8 and 32 years of plan participation, respectively.

           EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company has entered into employment agreements with Messrs. Curry, Blake, Richards and Wrightson that provide for continued salary and benefits and the opportunity to earn short-term and long-term incentive compensation at not less than current levels. The agreements were approved in 1998 by the Board of Directors, with Mr. Curry abstaining.

  Mr. Curry's agreement provides for a three-year term ending December 31, 2002. The agreements for the other executives provide for two-year terms ending December 31, 2001. The agreements automatically renew for one more year on January 1 of each year unless such renewal provision is terminated by the executive or the Company. All agreements automatically terminate when the executive reaches age 65. They terminate sooner upon termination for cause, voluntary termination of employment, death or disability.

  In the event of termination of employment by death or disability, the executive will be entitled to a lump sum payment of six months base salary and target bonus, plus health benefits and age and service credits under the Company's retirement plans. In the event of termination of employment by the Company without cause or if the executive resigns due to a constructive termination of employment by the Company, the executive will be entitled to a lump sum payment of salary and target bonus and continued benefits for the remainder of the term of his employment agreement. The executive will also be entitled to (i) pro-rata short-term and long-term incentives based upon performance of the Company to date of termination; (ii) additional age and service credits under the Company's pension and supplemental retirement plans for the remainder of the term of the employment agreement with benefits determined as if the executive had continued employment for that period at current salary and target bonus; and (iii) acceleration of the vesting of any stock awards.

  Mr. Curry resigned as President and Chief Executive Officer and retired with the approval of the Board of Directors on January 24, 2000. As a result, he was paid his salary and target bonus for the remainder of the term of his employment agreement and became entitled to the benefits described in the preceding paragraph.

  In the event of a change-in-control, the terms of the employment agreements will automatically be extended for one additional year. If an executive's employment is terminated without cause or by constructive termination within 24 months of a change-in-control, the executive will be paid in a lump sum base salary, target bonus and automobile allowance for the remainder of the term of the agreement, plus be given three years age and service credit under the Company's retirement plans with benefits determined as if the executive had continued employment for that period at current salary and target bonus, and be entitled to continued health care without premiums for the executive and his spouse until eligible for Medicare, or ten years, whichever is shorter. In addition to the severance payments described above, the executive would be entitled to receive an additional payment, net of taxes, to compensate for any excise tax required on those or other payments to the extent required under the Internal Revenue Code for excess severance payments. The executive has the right to voluntarily resign in the thirteenth calendar month following a change-in-control and receive twelve months of base salary, target bonus and benefits in lieu of the more extensive severance compensation under the employment agreement.

  Constructive termination includes a reduction in base salary, target bonus or long-term incentive opportunity, material reduction of benefits, material changes in responsibilities, and, in the event of a change-in-control, relocation. "Change-in-control" generally includes: (i) a merger, consolidation or reorganization where less than 50% of the voting power is retained by the Company's shareholders; (ii) the sale of at least 50% of the Company's assets in a 12 month period and thereafter less than 50% of the voting power is retained by the Company's shareholders; (iii) the acquisition of beneficial ownership of 25% or more of the Company's voting power by any person as the term "person" is used under the Securities Exchange Act of 1934;
(iv) the current directors ceasing to be a majority of the directors of the Company during any two-year period unless approved by two-thirds of the incumbent directors; and (v) the Company filing a report with the Securities and Exchange Commission under applicable law that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to a then-existing control or transition; or (vi) a liquidation or dissolution of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  One of the Compensation Committee's responsibilities is to determine the compensation of officers, including the chief executive officer and the four most highly compensated executive officers shown earlier in the "Summary Compensation Table". The Committee was composed of four non-employee directors in 1999, but was reduced to three in February 2000, when Mr. William D. Walsh transferred to the Audit Committee.

Policies

  The Committee has established "pay-for-performance" as the guiding principle of compensation, with a major portion of total compensation "at risk" through short-term and long-term incentives. The greater the executive's responsibilities, the higher the percentage of total potential compensation should be "at risk".

  The Committee has also determined that the Company should pay competitive base salaries and above average incentive compensation for achievement of objectives, under a compensation program designed to attract and retain the highest quality executives for the long-term success and competitiveness of the Company. Short-term incentives should be tied to measurable performance goals established at the beginning of the year. However, the Committee has reserved the discretion to increase or award bonuses for significant corporate accomplishments, superior performance relative to comparable companies, and to take into account external factors that may adversely affect performance such as general economic conditions. Long-term incentives should closely align the interests of executives with the long-term interests of the Company and its shareholders.

  The Committee believes that compensation, including salary, should be measured and evaluated against a peer compensation group. Salaries should also take into account compensation outside the peer group where the Company may compete for executive talent, and subjective factors, such as experience, responsibilities, performance and value to the Company. The peer compensation group is not the same as the companies included in the S&P SmallCap Trucking Index used later in the "Performance Graph," but rather a broader group of transportation companies selected by the Committee which it believes is representative of the market in which the Company may compete for executive talent.

  Using the peer compensation group as a general guideline, the Committee targets salaries between the 50th and 75th percentile of that group. Short-term and long-term incentives, together with salary, are targeted at or above the 75th percentile of the peer compensation group for superior performance.

  The compensation program for officers includes three principal components:

Base Salary

  Salaries are reviewed annually by the Compensation Committee. The Committee exercises subjective judgment based upon a variety of factors. These include, from time to time: (i) advice and information provided by an independent compensation consultant; (ii) recommendations from the chief executive officer for officers other than himself, (iii) salaries for comparable executives at other transportation companies, (iv) responsibilities, performance, knowledge, experience and value of the services of the executives considered, and (v) performance of the Company.

Short-Term Incentive Compensation

  The Board of Directors approved a 1999 cash incentive plan for all regular, full-time, non-contractual employees based upon measurable performance objectives. The plan included the opportunity to surpass that target for exceeding performance objectives. Bonuses were targeted from 35% of salary for officers to 65% of salary for the chief executive officer.

  1999 target bonuses for officers were based upon pre-tax, pre-incentive profits of the Company as a whole or its principal U.S. operating subsidiary. The target bonus for the officer managing Canadian operations was based on the profits of the Canadian operations.

  In 1999, performance criteria established at the beginning of the year for the Company as a whole and its principal U.S. operating subsidiary were not met. Neither the chief executive officer nor any of the other Named Executives earned any bonuses for 1999.

Long-Term Incentive Compensation

  Long-term executive compensation for 1997 through 1999 was initially approved by the Compensation Committee of the Company's former parent, CNF Inc., prior to the Company's spin-off as an independent, publicly-owned company on December 2, 1996. Such action was taken with the advice of an independent compensation consultant. The Company's Compensation Committee reviewed and approved that action and made restricted stock grants under the Company's 1996 Stock Option and Incentive Plan on December 2, 1996 to officers and senior managers. The Committee subsequently granted restricted stock awards on the same terms to all full-time employees.

  Under the original grants, the shares vested ratably over three years, contingent upon increases in the stock price of 20%, 40% and 60% over the $7.475 average closing stock price during the first five trading days after December 2, 1996. Except under limited circumstances, the executive must be a full-time employee at the time the stock vests. The first two-thirds vested in equal increments on December 16, 1997 and December 16, 1998 upon attainment of the stock performance objectives. The last one-third will be issued if the Company's average closing stock price for ten consecutive trading days before December 2, 2001 is equal to or greater than $11.96 per share. Subsequent grants were made to newly hired or promoted senior managers, including officers, under the same terms except that vesting was contingent on a higher stock price. Some of those grants have also vested.

  On May 12, 1999, the Compensation Committee approved grants of incentive and nonqualified stock options to officers and senior management, at an exercise price of $14.0625 per share, the closing price on that date. The options vest monthly, over forty-eight months, beginning on January 31, 2000. Also on May 12, 1999, the Compensation Committee approved grants of restricted stock awards to officers. For the restrictions to lapse, the executive must remain employed full-time by the Company through November 12, 2000, and the Company's average closing stock price for ten consecutive trading days (beginning on or after May 12, 2000, and ending May 12, 2002) must be equal to or greater than $20 per share (a 42% increase over the stock price on May 12, 1999, the date of grant).

  The grants of restricted stock and options that are described above were consistent with the objective of aligning the interests of officers with the long-term interests of the Company's shareholders. The grants were also in keeping with the general policy of pay-for-performance and the policy that an even greater portion of the total potential compensation for officers generally, and even more so for the Named Executives, should be tied to performance.

  The amount of share awards made was based upon the principle that the officers were the key executives who could increase the Company's profits, thereby benefiting the Company's shareholders. The Committee also believed that the officers should have a significant incentive tied to an increase in shareholder value, reflecting the magnitude of the challenge in increasing the Company's profits. Allocation among officers was based upon a subjective judgment of the relative contribution that would be made by the individual executives. The awards to the Named Executives are disclosed in the preceding "Summary Compensation Table".

CEO Compensation

  The Compensation Committee increased the 1999 salary of W. Roger Curry, President and Chief Executive Officer of the Company, from $430,976 to $457,028. In addition to his performance and the performance of the Company in 1998, the increase was based upon an external study that showed his compensation was below the median compensation of other CEOs in the peer compensation group.

  Mr. Curry's cash incentive for 1999 was based upon the pre-tax, pre-incentive profits of the Company and its subsidiaries. The 1999 objectives were established by the Board of Directors in late 1998 when the Company's operating plan for 1999 was established. His target bonus was maintained at 65% in 1999. This level of target bonus was consistent with the Committee's policy of providing the Company's executives the opportunity to earn incentive compensation substantially above the peer compensation group for superior performance. Because target profits were not achieved for 1999, Mr. Curry earned no cash incentive for 1999.

  Mr. Curry received a restricted stock award on December 2, 1996, for 300,000 shares of the Company's Common Stock, based on the action taken by the CNF Compensation Committee and the approval of the Company's Compensation Committee. Mr. Curry was granted the largest share of two times the next highest award based upon the Committee's judgment of the relative importance of his position and expected contribution. No additional long-term incentive awards were made to Mr. Curry in 1997 and 1998. On May 12, 1999, the Committee granted Mr. Curry an option to purchase 100,000 shares of the Company's Common Stock (of which 18,000 shares were incentive stock options and the remainder were nonqualified stock options) and granted Mr. Curry an award of 30,000 shares of restricted stock.

  Mr. Curry resigned his positions and retired on January 24, 2000 with the approval of the Board of Directors. He thereupon became entitled to the severance and benefits described in the preceding "Employment Agreements and Change-in-Control Arrangements."

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of certain compensation paid to the chief executive officer or any of the four other most highly compensated executives as of the end of the fiscal year in excess of $1 million annually. There is an exception for certain performance-based compensation established and administered by "outside directors" defined in Section 162(m). Because Mr. O'Brien was an officer of the Company's principal operating subsidiary more than twenty years ago, he may not qualify as an outside director. Accordingly, a separate Compensation Committee, which excludes Mr. O'Brien, acts on all matters (including the options and restricted stock grants to executive officers referred to earlier) which may qualify for the performance-based compensation exemption under Section 162(m).

  The Company's Compensation Committee has adopted the general policy that compensation paid to the officers subject to the deductibility limitation should be structured so as to maximize the deductibility of such compensation for federal income tax purposes. Currently, the Committee expects that all compensation paid to executive officers will be deductible. The Committee, however, reserves the discretion to pay compensation to executive officers that may not be deductible.

                          THE COMPENSATION COMMITTEE

            Robert W. Hatch, Chairman               Raymond F. O'Brien
            James B. Malloy                         William D. Walsh

  The material in this report and the following Performance Graph is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in any filing.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee have been independent directors of the Company and have had no other relationships with the Company and its subsidiaries. Mr. O'Brien previously served as an officer of the Company's principal operating subsidiary from 1962 to 1975.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company believes that, during 1999, its executive officers and directors timely complied with all filing requirements of Section 16(a) of the Securities and Exchange Act of 1934.

                               PERFORMANCE GRAPH

      Consolidated Freightways Corporation, S & P SmallCap 600 Index and
                         S & P SmallCap Trucking Index

  The graph assumes that $100 was invested on November 13, 1996, the date on which "when-issued" trading commenced in the Company's Common Stock, in each of the Company's Common Stock ("CFWY"), the S & P SmallCap 600 Index and the S & P SmallCap Trucking Index, and that dividends in the two indexes were reinvested. Priced used in the graph for November 13, 1996 for the two indexes, which only report prices as of the last day of each month, are from October 31, 1996.

                             [CHART APPEARS HERE]

CONSOLIDATED FREIGHTWAYS CORP


                 11/13/96  12/96   3/97    6/97    9/97   12/97    3/98    6/98    9/98   12/98    3/99    6/99    9/99   12/99
                 ______________________________________________________________________________________________________________
CONSOLIDATED
FREIGHTWAYS
CORPORATION       100.00  147.92  197.92  272.92  293.75  227.08  283.33  232.29  137.50  264.58  195.83  214.06  164.58  132.30
PEER GROUP        100.00  107.60  110.48  126.44  154.06  135.32  148.65  134.03  102.67  133.61  119.11  149.31  139.17  145.68
S&P SMALLCAP 600  100.00  106.43  100.52  118.73  137.92  133.65  148.44  141.83  116.75  137.30  124.95  144.21  137.23  154.33


                              CONFIDENTIAL VOTING

  The Board of Directors has adopted a confidential voting policy. Under this policy, all proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions, and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

  Access to proxies, ballots and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count and tabulation of proxies.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Under the rules of the Securities and Exchange Commission, shareholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary, Consolidated Freightways Corporation, at 175 Linfield Drive, Menlo Park, California 94025, and must be received by December 18, 2000. With respect to shareholder proposals not intended to be included in the proxy statement or nominations of persons for election to the Board, the Company's Bylaws require that advance notice of such proposals and nominations be given to the Corporate Secretary no later than the close of business on the 45th day and no earlier than the close of business on the 75th day prior to the first anniversary of the day on which proxy materials for the prior year's annual meeting were first mailed to shareholders. Proposals and nominations received outside of this period will not be eligible to be raised or voted upon at the meeting. Any notice of a proposal or nomination must include certain information about the shareholder, the proposal and nominee as well as the written consent of any nominee, all as required by the Bylaws of the Company. A copy of these Bylaw provisions may be obtained without charge by writing to the Corporate Secretary.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP served as the principal independent public accountants to the Company for the 1999 fiscal year and has served as the Company's accounting firm since the Company was spun off from its former parent in December of 1996. The Company has not yet selected its accounting firm for the current fiscal year. The Audit Committee of the Board of Directors usually selects the accounting firm for the current fiscal year in August, when it reviews the audit proposals and fees for the next audit cycle. The Board of Directors expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders, at which those representatives will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 1999 Annual Report on Form 10-K that is filed with the Securities and Exchange Commission. Please direct your written request to the Corporate Secretary, Consolidated Freightways Corporation, 175 Linfield Drive, Menlo Park, California 94025.

  The expense of proxy solicitation will be paid by the Company. The solicitation is being made by mail and may also be made by telephone, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. The Company has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, for which the Company will pay a fee of $6,500. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's Common Stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Maryla R. Fitch
                                          MARYLA R. FITCH
                                          Vice President and Secretary
April 17, 2000

                                [RECYCLING LOGO]
                                 Recycled Paper

                      CONSOLIDATED FREIGHTWAYS CORPORATION
                                   P R O X Y
          This Proxy is Solicited on Behalf of the Board of Directors
                    of Consolidated Freightways Corporation

     The undersigned appoints Sunil Bhardwaj, Stephen D. Richards, Robert E. Wrightson and each of them, the proxies of the undersigned, with full power of substitution, to vote the stock of CONSOLIDATED FREIGHTWAYS CORPORATION, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2000 at 10:00 A.M. or at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

     This proxy when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors set forth on the reverse side of this card.

     For participants in the Company's 401k Plan and Stock and Savings Plan, any shares held in the share owner's account on the record date will be voted by the applicable trustee of the applicable plan in accordance with the participant's instructions or if no instructions are given, such shares will be voted in the same proportion as all other shares in the plan for which instructions are received. The trustees will vote in their discretion upon other business as may properly come before the meeting.

                                         CONSOLIDATED FREIGHTWAYS CORPORATION
                                         P.O. BOX 11147
                                         NEW YORK, N.Y.  10203-0147

(Continued and to be signed on other side)

[ ]

The Board of Directors recommends a vote FOR the election of directors.

1. Election of two Group 1 directors for a three-year term

   FOR all nominees listed below.   [X]

   WITHHOLD AUTHORITY to vote for all nominees listed below.  [X]

   *EXCEPTIONS   [X]

   Nominees: G. Robert Evans, James B. Malloy
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

                                             Change of Address and/or
                                             Comments Mark Here    [X]



                                             Note: Please sign exactly as name
                                                   appears hereon. Joint owners
                                                   should each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such.

                                             Dated,                        ,2000
                                                   ------------------------

                                             Signature
                                                      --------------------------

                                             Signature
                                                      --------------------------

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
                                             Votes must be indicated (x) in
                                             Black or Blue ink.    [X]